Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3D of our report dated May 2, 2014, relating to our audit of the combined statement of revenues and certain expenses of twelve properties known as the LaSalle II Portfolio for the year ended December 31, 2013, included in the Form 8-K/A Amendment No. 1. We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ WeiserMazars LLP

Ft. Washington, Pennsylvania

August 1, 2014